UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2009

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2009, Conexant Systems, Inc. (the "Company") and Ikanos Communications, Inc. ("Ikanos") entered into an Asset Purchase Agreement (the "Agreement"), pursuant to which Ikanos has agreed to acquire certain assets related to the Company’s Broadband Access business. In connection with the Agreement, on April 21, 2009, Ikanos also entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Tallwood III, L.P., Tallwood III Partners, L.P., Tallwood III Associates, L.P. and Tallwood III Annex, L.P. (collectively, "TWVC"), pursuant to which TWVC has agreed to purchase certain securities from Ikanos. Reference is made to Ikanos’s Current Report on Form 8-K dated April 24, 2009 for a summary description of the material terms of the Securities Purchase Agreement.

Under the terms of the Agreement, Ikanos will pay to the Company an aggregate of $54 million upon the closing of the transaction (the "Closing"), of which $6.75 million will be deposited into an escrow account. The escrow account will remain in place for twelve (12) months following the Closing to satisfy potential indemnification claims by Ikanos.

Assets to be sold pursuant to the Agreement include, among other things, specified intellectual property, inventory, contracts and tangible assets. Ikanos has agreed to assume certain liabilities, including obligations under transferred contracts and certain employee-related liabilities.

The Agreement includes customary representations, warranties and covenants of the Company and Ikanos. Subject to certain exceptions and other provisions, each party has agreed to indemnify the other for breaches of representations and warranties, breaches of covenants and certain other matters. The Company has agreed to operate its business in the ordinary course until the Closing. The Company has also agreed not to solicit proposals or enter into discussions with third parties regarding the sale of the Company’s Broadband Access business. The Agreement contains certain termination rights of the Company and Ikanos and provides that, upon the termination under specified circumstances, the Company or Ikanos will be required to reimburse the other party's expenses in the agreed upon amount of either $1,250,000 or $1,500,000, depending on the circumstances of the termination. The Closing is subject to various conditions, including, among other things, the closing of the equity investment by TWVC in Ikanos contemplated by the Securities Purchase Agreement, and the receipt of certain third party consents.

Upon the Closing, Ikanos and the Company will enter into an Intellectual Property License Agreement (the "IP License Agreement") pursuant to which the Company will grant to Ikanos a license to use certain of the Company’s retained technology assets in connection with Ikanos’s products in certain fields of use, along with a patent license covering certain of the Company’s retained patents to make, use and sell such products. In addition, Ikanos will grant back to the Company a license to use the technology assets that were sold by the Company to Ikanos in certain fields of use, along with a patent license in certain fields of use covering the patents that were sold by the Company to Ikanos. All of the licenses granted in the IP License Agreement are non-exclusive, royalty-free and irrevocable.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The press release issued by the Company in connection with the Agreement is filed herewith as Exhibit 99.1.

The Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or Ikanos, contains representations and warranties of each of the Company and Ikanos. The assertions embodied in those representations and warranties were made for purposes of the Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s or Ikanos’s public disclosures.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2009, the Company and D. Scott Mercer, the Company’s Chairman and Chief Executive Officer, entered into an Amendment (the "Mercer Amendment") to the Employment Agreement dated as of April 14, 2008 by and between the Company and Mr. Mercer (the "Mercer Employment Agreement"). Reference is made to the Company’s Current Report on Form 8-K dated April 17, 2008 for a summary description of the material terms of the Mercer Employment Agreement. The Mercer Amendment amends the Mercer Employment Agreement to provide, among other things, that (1) beginning on April 14, 2009 and each anniversary of that date, the Mercer Employment Agreement will be automatically extended for a one-year term, unless either party gives prior written notice to the other party that it does not wish to renew the Mercer Employment Agreement, and (2) Mr. Mercer will be entitled to receive certain separation payments and other benefits under the Mercer Employment Agreement if the Company terminates Mr. Mercer’s employment as Chief Executive Officer without "cause" or if he resigns as Chief Executive Officer for "good reason" (each as defined in the Mercer Employment Agreement, as amended) even if he remains a director of the Company following the termination.

On April 23, 2009, the Company and Mark D. Peterson, the Company’s Senior Vice President, Chief Legal Officer and Secretary, entered into an Amendment (the "Peterson Amendment") to the Employment Agreement dated as of February 18, 2008, as amended as of May 29, 2008, by and between the Company and Mr. Peterson (the "Peterson Employment Agreement"). Reference is made to the Company’s Current Reports on Form 8-K dated March 25, 2008 and June 2, 2008 for summary descriptions of the material terms of the Peterson Employment Agreement. The Peterson Amendment amends the Peterson Employment Agreement to accelerate the date on which Mr. Peterson’s current retention bonus will be considered fully earned from September 19, 2009 (the 18-month anniversary of the May 29, 2008 amendment) to April 30, 2009, provided that he is actively and continuously employed by the Company through that date. Mr. Peterson will not be considered to have fully earned the retention bonus if the Company terminates his employment for "cause" or if he resigns without "good reason" (each as defined in the Peterson Employment Agreement, as amended) on or before April 30, 2009, in which case he will be required to repay to the Company the amount of the retention bonus actually received by him on an after-tax basis. If the Company terminates his employment without "cause" or if he resigns for "good reason" on or before April 30, 2009, he will be deemed to have fully earned the retention bonus.

The foregoing descriptions of the Mercer Amendment and Peterson Amendment do not purport to be complete and are qualified in their entirety by reference to the Mercer Amendment and Peterson Amendment, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1 Asset Purchase Agreement, dated as of April 21, 2009, by and between Conexant Systems, Inc. and Ikanos Communications, Inc.

10.1 Amendment to Employment Agreement, dated as of April 22, 2009, by and between Conexant Systems, Inc. and D. Scott Mercer

10.2 Amendment to Employment Agreement, dated as of April 22, 2009, by and between Conexant Systems, Inc. and Mark Peterson

99.1 Press Release issued by Conexant Systems, Inc. on April 22, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

April 24, 2009	By:	/s/ Mark Peterson

Name: Mark Peterson
Title: Senior Vice President, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of April 21, 2009, by and between Conexant Systems, Inc. and Ikanos Communications, Inc.
10.1	Amendment to Employment Agreement, dated as of April 22, 2009, by and between Conexant Systems, Inc. and D. Scott Mercer
10.2	Amendment to Employment Agreement, dated as of April 22, 2009, by and between Conexant Systems, Inc. and Mark Peterson
99.1	Press Release issued by Conexant Systems, Inc. on April 22, 2009